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                                                                   EXHIBIT 99.21

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") dated as of August 8, 2001, is entered into by and between JPW Opportunity Fund, LTD., a Texas limited partnership (the "Purchaser"), and Kalinoski, LTD., a Texas limited partnership (the "Seller"), and a stockholder of Netpliance, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Seller owns 4,163,868 shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company;

     WHEREAS, the Seller has offered for sale, and the Purchaser has agreed to purchase, 530,000 shares (the "Shares") of the Common Stock owned by the Seller; and

     WHEREAS, the Seller is a party to an MBO Member Agreement with John F. McHale ("McHale"), dated December 21, 2000 (the "MBO Agreement"), pursuant to which the Seller became a member of a buyout group in a proposed transaction in which all shares of the Common Stock not owned by the buyout group would be converted into the right to receive cash or other consideration (the "Buyout"), and pursuant to which the Seller agreed to not enter into any transaction to sell or to purchase shares of Common Stock prior to the consummation of the Buyout without the prior written consent of McHale;

     NOW THEREFORE, the parties hereby agree as follows:

     1. Purchase and Sale of Shares. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Seller agrees to sell all of the Shares to the Purchaser on the Closing Date (as hereinafter defined) at a price of $0.39 per Share, or an aggregate of $206,700.00 (the "Purchase Price"), and upon the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, the Purchaser agrees to purchase the Shares from the Seller on the Closing Date at the Purchase Price.

     2. Closing. The closing of the purchase and sale of the Shares shall take place on August 8, 2001 at the offices of Company, or on such other date or at such other time or place as the Seller and the Purchaser may agree upon in writing (such time and date of the closing being referred to herein as the "Closing Date").

     3. Closing Deliveries; Cooperation. Upon payment of the Purchase Price in full in immediately available funds by or on behalf of the Purchaser to the Seller (to an account specified in writing by the Seller to the Purchaser prior to the Closing Date), the Seller will deliver to the Purchaser a certificate or certificates representing the Shares, duly endorsed to the Purchaser or accompanied by stock powers duly executed by the Seller, in form and substance reasonably satisfactory to the Purchaser, or shall arrange for the book-entry delivery of the Shares by causing The Depository Trust Company ("DTC") to transfer the Shares into the account of a financial institution identified by the Purchaser that is a participant in the DTC in accordance with DTC's procedures for such transfer. After the Closing, the Seller agrees to use its best efforts, and to cooperate with the Purchaser, to cause any certificate or certificates

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representing the Shares to be free of any restrictive legend. The parties acknowledge that counsel to the Seller or the Company may rely upon the representations and warranties contained in this Agreement in rendering an opinion to the transfer agent for the Common Stock regarding the removal of any such restrictive legend from such certificate of certificates.

     4. Representations and Warranties of the Seller. The Seller represents and warrants, as of the date hereof and as of the Closing Date, as follows:

     (a) The Seller has the capacity to enter into this Agreement and to sell, assign, transfer and deliver to the Purchaser, pursuant to the terms and conditions of this Agreement, the Shares. This Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) Except for this Agreement and the MBO Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements (whether voting or otherwise) relating to, the Shares.

     (c) The Seller has good and marketable title to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature. Upon delivery hereunder by the Seller to the Purchaser of the certificates evidencing the Shares and upon payment by the Purchaser to the Seller of the Purchase Price therefor, the Purchaser will acquire good and marketable to the Shares, free and clear of all liens, claims, security interests and encumbrances of any nature (except those created by the Purchaser).

     (d) The sale of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (a) to the Seller's knowledge, violate any provision of law, statute, rule or regulation to which the Seller is subject, (b) violate any order, judgment or decree applicable to the Seller, or
(c) after receiving the consent of McHale to the sale of the Shares, conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Seller is a party or by which it is bound.

     (e) The Seller acquired, and fully paid for, the Shares at least two years prior to the date of this Agreement.

     (f) The Seller is not an affiliate (within the meaning of Rule 144 under the Act (as defined below)) of the Company and has not been such an affiliate for at least three months prior to the date of this Agreement.

     5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that:

     (a) The Purchaser has the capacity to enter into this Agreement and to buy the Shares from the Seller pursuant to the terms and conditions of this Agreement. This Agreement is a

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legal, valid and binding agreement of the Purchaser enforceable against the
Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Purchaser understands that the sale of the Shares hereunder has not been registered under the Securities Act of 1933, as amended (the "Act"), based on the exemption from registration provided by Section 4(1) of the Act, and that the Seller's reliance on such exemption depends in part on the Purchaser's representations and warranties in this Agreement.

     (c) The Purchaser is purchasing the Shares for investment for its own account and not with a view to the distribution thereof except in compliance with the Act and applicable state securities laws; provided, that the Purchaser may at any time sell or otherwise dispose of all or any part of the Shares by registration under the Act and applicable state securities laws or pursuant to an exemption from such registration available thereunder. The Purchaser will not sell or otherwise transfer any interest in the Shares except in compliance with the registration requirements, or an exemption therefrom, of the Act and applicable state securities laws.

     (d) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Act, who by reason of its business and financial experience has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, the Company and its officers and agents and has received all information concerning the Company that it has reasonably requested in connection with its purchase of the Shares.

     (e) The purchase of the Shares hereunder will not, with or without the giving of notice or the lapse of time, or both, (a) to the Purchaser's knowledge, violate any provision of law, statute, rule or regulation to which the Purchaser is subject, (b) violate any order, judgment or decree applicable to the Purchaser, or (c) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Purchaser is a party or by which it is bound.

     (f) The Purchaser understands that no federal or state or other governmental agency has passed upon or made any recommendation or endorsement with respect to the Shares.

     6. Conditions to Closing. The obligations of each party hereunder shall be subject to the accuracy of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made on and as of such date, and the performance by the other party of its obligations hereunder.

     7. Survival of Representations and Warranties. The respective agreements, representations, warranties and other statements made by or on behalf of each party hereto pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any party, and shall survive delivery of any payment for the Shares.

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     8.   Miscellaneous.

     (a) This Agreement may be executed in one or more counterparts, and such counterparts shall constitute but one and the same agreement.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person shall have any right or obligation hereunder. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

     (c) Each party agrees that it will make no press release or other public statement or announcement of the terms of this Agreement without the consent of the other party; provided, however, that nothing contained herein shall prohibit any party from disclosing the terms of this Agreement or such other matters if required by law, rule or regulation. The Purchaser acknowledges that Kenneth A. Kalinoski is required to file this Agreement as an exhibit to his current
Schedule 13D filing with the Securities and Exchange Commission, dated December 22, 2000, as amended, and hereby consents to such filing.

     (d) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

     9. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF TEXAS.

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     IN WITNESSES WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                                   SELLER:


                                   KALINOSKI, LTD.,
                                   a Texas limited partnership

                                   By;  No. 100 Hill Rock, LLC,
                                        its General Partner


                                   By:
                                        -----------------------------------
                                        Kenneth A. Kalinoski, President


                                   PURCHASER:

                                   JPW OPPORTUNITY FUND, LTD.,
                                   a Texas limited partnership


                                   By:  -----------------------------------
                                        its general partner


The undersigned hereby acknowledges and consents, pursuant to the terms of the MBO Agreement, to the sale of the Shares by the Seller to the Purchaser, as contemplated by this Agreement, and confirms that the Purchaser is not bound by the MBO Agreement and that, after such sale, such Shares will no longer be subject to the terms of the MBO Agreement:


-----------------------------------
John F. McHale

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